Exhibit 4.1

SECOND AMENDMENT TO THE CREDIT AGREEMENT

SECOND AMENDMENT, dated as of December 31, 2006 (this “Amendment”), to the Credit Agreement, dated as of June 28, 2006 (as heretofore amended or otherwise modified, the “Credit Agreement”), by and among POPE & TALBOT, INC., a Delaware corporation (the “Parent”), POPE & TALBOT LTD., a Canadian corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), LEHMAN BROTHERS INC., as sole arranger and sole bookrunner (in such capacity, the “Arranger”), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the “Syndication Agent”), WELLS FARGO FINANCIAL CORPORATION CANADA, a Nova Scotia unlimited liability company, as administrative agent (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”), ABLECO FINANCE LLC, as Collateral Agent (in such capacity, together with its permitted successors and assigns, the “Collateral Agent”), and ABLECO FINANCE LLC, as Term Loan B Agent (in such capacity, together with its permitted successors and assigns, the “Term Loan B Agent” and together with the Administrative Agent and the Collateral Agent, each an “Agent” and collectively, the “Agents”).

WHEREAS, the Parent and the Borrower have requested that the Agents and the Lenders consent to the amendment of certain terms and conditions of the Credit Agreement as hereinafter set forth; and

WHEREAS, the Agents and the Lenders are willing to enter into this Amendment in order to amend certain terms and conditions of the Credit Agreement, subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, the Parent, the Borrower, the Agents and the Lenders hereby agree as follows:

1. Capitalized Terms. Any capitalized term used herein which is defined in the Credit Agreement shall have the meaning assigned to it in the Credit Agreement.

2. Definitions.

(a) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of the term “Applicable Prepayment Premium” and substituting therefor as follows:

‘“Applicable Prepayment Premium’: as of any date of determination (a) with respect to the Term Loans, an additional amount equal to the product of (i) the principal amount of the Term Loans that are prepaid on such date (or, in the case of prepayments made pursuant to Section 2.12(b), the amount provided in Section 2.12(d)), times (ii) a percentage that (A) shall equal 4% for all payments during the period from and after the date of the execution and delivery of this Agreement up to and including the date that is the 3-year anniversary of the Closing Date, (B) shall equal 1% for all payments during the period from and after the date that is the 3-year anniversary of the Closing Date up to and including the date that is the 4-year anniversary of the Closing Date, and (C) shall equal 0% thereafter, and (b) with respect to the Revolving Credit Facility, an additional amount equal to the product of (i) the amount of the reduction of the Revolving Credit Commitments on such date (or, if the Revolving Credit Commitments are being terminated, the amount of the Revolving Credit Commitments immediately prior to such termination), times (ii) a percentage that (A) shall equal 1% for all payments during the period from and after the date of the execution and delivery of this Agreement up to and including the date that is the 2-year anniversary of the Closing Date, and (B) shall equal 0% thereafter.”

(b) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of the term “Borrowing Base Parties” and substituting therefor as follows:

‘“Borrowing Base Parties’: Parent, Borrower, Pope & Talbot Pulp Sales U.S., Inc., Pope & Talbot Lumber Sales, Inc., P&T Factoring Ltd. Partnership, P&T Finance Three LLC and such other Loan Parties as are designated by the Borrower from time to time, subject to completion of a collateral audit with respect to such other Loan Parties, the results of which shall be reasonably satisfactory to the Administrative Agent, and “Borrowing Base Party” means any one of them.”

(c) Section 1.1 of the Credit Agreement is hereby amended by deleting the number “90” in the definition of the term “Eligible Foreign Accounts” and substituting therefor the number “145”.

(d) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of the term “Maximum Revolving Credit Cash Amount” and substituting therefor as follows:

‘“Maximum Revolving Credit Cash Amount’: $75,000,000.”

(e) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of the term “Threshold Asset Sale or Recovery Event Proceeds” and substituting therefor as follows:

‘“Threshold Asset Sale or Recovery Event Proceeds’: the first $15,000,000 of Net Cash Proceeds from Asset Sales and Recovery Events that are applied to repay Term Loans.”

3. Termination or Reduction of Revolving Credit Commitments. Section 2.11 of the Credit Agreement is hereby amended by inserting the following two sentences at the end of such Section:

“At the time of any such termination or reduction of the Revolving Credit Commitments under this Section 2.11, Borrower shall pay an additional amount, in Dollars, equal to the Applicable Prepayment Premium. The Applicable Prepayment Premium, in each case, shall be paid to and for the account of the Lenders whose Revolving Credit Commitments are being terminated or reduced under this Section 2.11.”

4. Optional Prepayments. Section 2.12(d) of the Credit Agreement is hereby amended by deleting it in its entirety and by substituting therefor as follows:

“(d) Other than as set forth in the proviso at the end of this sentence, no Applicable Prepayment Premium shall be due for prepayments under Section 2.12(b); provided, that each prepayment of a Term Loan under Section 2.12(b) made in connection with the prepayment in full of the Term Loans and termination of this Agreement shall be accompanied by the payment of and the Borrower agrees to pay an additional amount, in Dollars, equal to the Applicable Prepayment Premium, such Applicable Prepayment Premium to be calculated based on the average outstanding principal balance of the Term Loans during the calendar quarter immediately preceding such prepayment. The Applicable Prepayment Premium, in each case, shall be paid to and for the account of the Lenders whose Term Loans are being prepaid under Section 2.12(b).”

5. Application and Allocation of Payments.

(a) Section 2.19(a)(ii)(A) of the Credit Agreement is hereby amended by deleting it in its entirety and by substituting therefor as follows:

“(A)	except as provided in clause (C) of this Section 2.19(a)(ii), with respect to Revolving Priority Collateral and Proceeds thereof and payments made using Revolving Priority Collateral and Proceeds thereof (other than payments made using proceeds of Revolving Credit Loans), (1) first, ratably to pay the Obligations in respect of any fees (including any fees or charges assessed by the Issuing Lender), expense reimbursements, indemnities and other amounts then due to the Agents or the Issuing Lender until paid in full; (2) second, ratably to pay the Obligations in respect of any fees (including Letter of Credit fees payable in connection with any Letters of Credit, but excluding any Applicable Prepayment Premium), expense reimbursements and indemnities then due to the Revolving Credit Lenders until paid in full; (3) third, to pay interest due in respect of the Collateral Agent Advances then due to the Collateral Agent until paid in full; (4) fourth, to pay principal of the Collateral Agent Advances then due to the Collateral Agent until paid in full; (5) fifth, to pay interest due in respect of the Swing Line Loans to the Swing Line Lender until paid in full; (6) sixth, to pay principal of the Swing Line Loans to the Swing Line Lender until paid in full; (7) seventh, ratably to pay interest due in respect of the Revolving Credit Loans and unreimbursed L/C Disbursements then due to the Revolving Credit Lenders until paid in full; (8) eighth, ratably to pay (x) principal of the Revolving Credit Loans then due to the Revolving Credit Lenders until paid in full, (y) unreimbursed L/C Disbursements to the Issuing Lender and/or the Revolving Credit Lenders, as applicable, until paid in full (or, to the extent such reimbursement obligations in respect of Letters of Credit are contingent, to provide cash collateral in an amount equal to 105% of the Letter of Credit Usage to the Administrative Agent for the benefit of the Issuing Lender), and (z) to the Administrative Agent, for the benefit of the Bank Product Providers, to be held as cash collateral in an amount up to the amount of the Bank Product Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default; (9) ninth, ratably to pay the Obligations in respect of any fees (excluding any Applicable Prepayment Premium), expense reimbursements and indemnities then due to the Term Loan Lenders until paid in full; (10) tenth, ratably to pay interest due in respect of the Term Loans until paid in full; (11) eleventh, ratably to pay principal of the Term Loans until paid in full; (12) twelfth, to the Administrative Agent, to be held by it, for the benefit of the Bank Product Providers, as cash collateral in an amount determined by the Administrative Agent in its Permitted Discretion as the amount necessary to secure the Loan Parties’ Obligations in respect of the then outstanding Bank Products; (13) thirteenth, ratably to pay any Applicable Prepayment Premium then due and payable in respect of the Revolving Credit Facility until paid in full; (14) fourteenth, ratably to pay any Applicable Prepayment Premium then due and payable in respect of the Term Loans until paid in full; and (15) fifteenth, to the ratable payment of all other Obligations then due and payable until paid in full;”

(b) Section 2.19(a)(ii)(B) of the Credit Agreement is hereby amended by deleting it in its entirety and by substituting therefor as follows:

“(B)	except as provided in clause (C) of this Section 2.19(a)(ii), with respect to Term Priority Collateral and Proceeds thereof and payments made using Term Priority Collateral and Proceeds thereof, (1) first, ratably to pay the Obligations in respect of any fees (including any fees or charges assessed by the Issuing Lender), expense reimbursements, indemnities and other amounts then due to the Agents or the Issuing Lender, until paid in full; (2) second, ratably to pay the Obligations in respect of any fees (excluding any Applicable Prepayment Premium), expense reimbursements and indemnities then due to the Term Loan Lenders until paid in full; (3) third, to pay interest due in respect of the Collateral Agent Advances then due to the Collateral Agent until paid in full; (4) fourth, to pay principal of the Collateral Agent Advances then due to the Collateral Agent until paid in full; (5) fifth, ratably to pay interest due in respect of the Term Loans until paid in full; (6) sixth, ratably to pay principal of the Term Loans until paid in full; (7) seventh, ratably to pay the Obligations in respect of any fees (including Letter of Credit fees payable in connection with any Letters of Credit, but excluding any Applicable Prepayment Premium), expense reimbursements and indemnities then due to the Revolving Credit Lenders until paid in full; (8) eighth, ratably to pay interest due in respect of the Swing Line Loans to the Swing Line Lender until paid in full; (9) ninth, ratably to pay principal of the Swing Line Loans to the Swing Line Lender until paid in full; (10) tenth, ratably to pay interest due in respect of the Revolving Credit Loans and unreimbursed L/C Disbursements then due to the Revolving Credit Lenders until paid in full; (11) eleventh, ratably to pay (x) principal of the Revolving Credit Loans then due to the Revolving Credit Lenders until paid in full, (y) unreimbursed L/C Disbursements to the Issuing Lender and/or the Revolving Credit Lenders, as applicable, until paid in full (or, to the extent such reimbursement obligations in respect of Letters of Credit are contingent, to provide cash collateral in an amount equal to 105% of the Letter of Credit Usage to the Administrative Agent for the benefit of the Issuing Lender), and (z) to the Administrative Agent, for the benefit of the Bank Product Providers, to be held as cash collateral in an amount up to the amount of the Bank Product Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of

Default; (12) twelfth, ratably to pay any Applicable Prepayment Premium then due and payable in respect of the Term Loans until paid in full; (13) thirteenth, ratably to pay any Applicable Prepayment Premium then due and payable in respect of the Revolving Credit Facility until paid in full; (14) fourteenth, to the ratable payment of all other Obligations (other than Bank Product Obligations) then due and payable until paid in full; and (15) fifteenth, to the Administrative Agent, to be held by it, for the benefit of the Bank Product Providers, as cash collateral in an amount determined by the Administrative Agent in its Permitted Discretion as the amount necessary to secure the Loan Parties’ Obligations in respect of the then outstanding Bank Products; and”

(c) Section 2.19(a)(ii)(C) of the Credit Agreement is hereby amended by deleting it in its entirety and by substituting therefor as follows:

“(C)	with respect to the Proceeds of any Asset Sale of all or substantially all of the assets or Capital Stock of any Person or any Recovery Event or any Extraordinary Receipt which Asset Sale or Recovery Event or Extraordinary Receipt includes both (x) Revolving Priority Collateral and (y) Term Priority Collateral, such Proceeds and payments using such Proceeds shall be applied as follows: (1) first, ratably to pay the Obligations in respect of any fees (including any fees or charges assessed by the Issuing Lender), expense reimbursements, indemnities and other amounts then due to the Agents or the Issuing Lender until paid in full; (2) second, ratably to pay interest due in respect of the Collateral Agent Advances then due to the Collateral Agent until paid in full; (3) third, ratably to pay principal of the Collateral Agent Advances then due to the Collateral Agent until paid in full; (4) fourth, an amount equal to the net book value of the Revolving Priority Borrowing Base Collateral that is the subject of such Asset Sale or Recovery Event (including any Revolving Priority Borrowing Base Collateral owned by a Person whose Capital Stock is the subject of such Asset Sale) (determined at the time of such Asset Sale or Recovery Event) or any Extraordinary Receipt constituting Revolving Priority Collateral shall be applied in accordance with (x) first, subclause (2) of clause (A) above, and (y) second, subclauses (5) through (15) of clause (A) above, in each case, until paid in full; and (5) fifth, the remaining Proceeds shall be applied in accordance with (x) first, subclause (2) of clause (B) above, and (y) second, subclauses (5) through (15) of clause (B) above, in each case, until paid in full.”

6. Reporting Requirements. Section 6.1(a) of the Credit Agreement is hereby amended by deleting it in its entirety and by substituting therefor as follows:

“(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Parent, a copy of the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, and accompanied by a report and an unqualified opinion with respect to the matters set forth below, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Parent and reasonably satisfactory to the Agents (which opinion shall be without (A) any qualification or exception as to the scope of such audit, or (B) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.1);”

7. Financial Covenants Schedule. Schedule 7.1 to the Credit Agreement is hereby amended in its entirety to read as set forth in Exhibit B to this Amendment.

8. Conditions. This Amendment shall become effective as of December 31, 2006, but only upon the satisfaction in full, in a manner reasonably satisfactory to the Agents, of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the “Amendment Effective Date”):

(a) Representations and Warranties. The representations and warranties contained in this Amendment and in Section 4 of the Credit Agreement and in each other Loan Document, certificate or other writing delivered on or on behalf of any Loan Party to any Agent or any Lender pursuant to the Credit Agreement or any other Loan Document on or prior to the Amendment Effective Date shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date).

(b) No Event of Default. No Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(c) Amendment Fee. The Administrative Agent shall have received an amendment fee in immediately available funds in the aggregate amount of $654,948.18, for the pro rata benefit of the Lenders, which fee shall be nonrefundable and deemed fully earned on the Amendment Effective Date.

(d) Delivery of Documents. The Collateral Agent shall have received on or before the Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Amendment Effective Date:

(i) counterparts of this Amendment which bear the signatures of the Parent, the Borrower, the Agents and the Majority Facility Lenders in respect of the Term Loan and the Majority Revolving Credit Facility Lenders; and

(ii) an acknowledgment and consent, in the form attached as Exhibit A to this Amendment, duly executed by each Guarantor.

(e) Proceedings. All legal matters incident to this Amendment shall be reasonably satisfactory to the Agents and their counsel.

9. Representations and Warranties. To induce the Agents and Lenders to enter into this Amendment, each of the Parent and the Borrower hereby represents and warrants to the Agents and Lenders as follows:

(a) Organization, Good Standing, Etc. Each Loan Party (i) is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct the business in which it is currently engaged, and to execute and deliver this Amendment, and to consummate the transactions contemplated hereby and by the Credit Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which its ownership, lease or operation of Property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(b) Authorization, Etc. The execution, delivery and performance of this Amendment and each other Loan Document being executed in connection with this Amendment by each Loan Party that is a party thereto, and the performance of the Credit Agreement as amended hereby (i) have been duly authorized by all necessary action, (ii) do not and will not contravene any Loan Party’s Constituent Documents or any applicable law or any material contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

(c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment or any other Loan Document to which it is a party being executed in connection with this Amendment, or for the performance of the Credit Agreement, as amended hereby.

(d) Enforceability of Loan Documents. Each of this Amendment, the Credit Agreement, as amended hereby, and each other Loan Document is a legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to the enforcement of creditor’s rights and by general equitable principles.

(e) Representations and Warranties; No Event of Default. The representations and warranties herein, in Section 4 of the Credit Agreement and in each other Loan Document are true and correct on and as of the Amendment Effective Date as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(f) Existing Indentures. No consent with respect to the execution, delivery or performance of this Amendment is required under the Existing Indentures.

10. Continued Effectiveness of the Credit Agreement and Loan Documents. Each of the Parent and the Borrower hereby (i) acknowledges and consents to this Amendment, (ii) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Loan Document to “the Credit Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the ratable benefit of the Secured Parties, or to grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in or Lien on, any Collateral as security for the Obligations of any Loan Party from time to time existing in respect of the Credit Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the Obligations of any Loan Party, other than as expressly provided herein.

11. Amendment as Loan Document. Each of the Parent and the Borrower hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if (1) any representation or warranty made by the Parent or the Borrower under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or

(2) the Parent or the Borrower shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

12. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) The Borrower will pay on demand all reasonable fees, costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Collateral Agent and the Administrative Agent.

(d) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(e) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f) THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

PARENT:

POPE & TALBOT, INC.

By:	/s/ R. Neil Stuart
Name:	Neil Stuart
Title:	Vice President and Chief Financial Officer

BORROWER:

POPE & TALBOT LTD.

By:	/s/ R. Neil Stuart
Name:	Neil Stuart
Title:	Vice President and Chief Financial Officer

COLLATERAL AGENT, TERM LOAN B AGENT AND LENDER:

ABLECO FINANCE LLC, on behalf of itself and its Affiliate assigns

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	SVP

ADMINISTRATIVE AGENT AND LENDER:

WELLS FARGO FINANCIAL CORPORATION CANADA

By:	/s/ Nick Scarfo
Name:	Nick Scarfo
Title:	Vice President

LENDERS:

COAST DL FUNDING LLC

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Signatory

OHSF FINANCING, LTD.

By:	/s/ Scott Krase
Name:	Scott Krase
Title:	Authorized Signatory

OHSF II FINANCING, LTD.

By:	/s/ Scott Krase
Name:	Scott Krase
Title:	Authorized Signatory

OAK HILL CREDIT OPPORTUNITIES FINANCING, LTD.

By:	/s/ Scott Krase
Name:	Scott Krase
Title:	Authorized Signatory

OAK HILL CREDIT ALPHA FINANCE I, LLC

By:	Oak Hill Credit Alpha Fund, L.P.,
its Member

By:	Oak Hill Credit Alpha Gen Par, L.P.,
its General Partner

By:	Oak Hill Credit Alpha MGP, LLC,
its General Partner

By:	/s/ Scott Krase
Name:	Scott Krase
Title:	Authorized Signatory

OAK HILL CREDIT ALPHA FINANCE I (OFFSHORE), LTD.

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Signatory

LERNER ENTERPRISES, L.P.

By:	Oak Hill Advisors, L.P., as Investment
Advisor for Lerner Enterprises, L.P.

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Signatory

REGIMENT CAPITAL SPECIAL SITUATIONS FUND III, L.P.

By:	/s/ Richard T. Miller
Name:	Richard T. Miller
Title:	Partner

FORTRESS CREDIT OPPORTUNITIES I LP

By:	Fortress Credit Opportunities I GP LLC,
its general partner

By:	/s/ Constantine Dakolias
Name:	Constantine Dakolias
Title:	Chief Credit Officer

FORTRESS CREDIT OPPORTUNITIES II LP

By:	Fortress Credit Opportunities II GP LLC,
its general partner

By:	/s/ Constantine Dakolias
Name:	Constantine Dakolias
Title:	Chief Credit Officer

FORTRESS CREDIT FUNDING I LP

By:	Fortress Credit Funding I GP LLC,
its general partner

By:	/s/ Constantine Dakolias
Name:	Constantine Dakolias
Title:	Chief Credit Officer

CREDIT GENESIS CLO 2005-1 LTD.

By:	/s/ T. K. Duggan
Name:	T. K. Duggan
Title:	Managing Principal

DURHAM ACQUISITION CO., LLC

By:	/s/ T. K. Duggan
Name:	T. K. Duggan
Title:	Managing Principal

HBK MASTER FUND L.P.

By:	HBK Investments L.P.
its Investment Advisor

By:	/s/ David Haley
Name:	David Haley
Title:	Authorized Signatory

CITIGROUP FINANCIAL PRODUCTS INC.

By:	/s/ Jeffrey M. Farmer
Name:	Jeffrey M. Farmer
Title:	Authorized Signatory

QUADRANGLE MASTER FUNDING LTD

By:	Quadrangle Debt Recovery Advisors LLC
Its: Advisor

By:	/s/ Andrew Herenstein
Name:	Andrew Herenstein
Title:	Member

DK ACQUISITION PARTNERS, L.P.

By:	M.H. Davidson & Co., its General Partner

By:	/s/ Anthony Yoseloff
Name:	Anthony Yoseloff
Title:	General Partner

LASALLE BUSINESS CREDIT, a division of ABN AMRO Bank N.V., Canada Branch

By:	/s/ Aaron Turner	/s/ Jacqueline Mann
Name:	Aaron Turner	Jacqueline Mann
Title:	First Vice President	Vice President

EXHIBIT A

ACKNOWLEDGMENT AND CONSENT

The undersigned, as a party to one or more Loan Documents, as defined in the Credit Agreement dated as of June 28, 2006 (as heretofore amended or otherwise modified, the “Credit Agreement”), by and among POPE & TALBOT, INC., a Delaware corporation (the “Parent”), POPE & TALBOT LTD., a Canadian corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), LEHMAN BROTHERS INC., as sole arranger and sole bookrunner (in such capacity, the “Arranger”), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the “Syndication Agent”), WELLS FARGO FINANCIAL CORPORATION CANADA, a Nova Scotia unlimited liability company, as administrative agent (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”), ABLECO FINANCE LLC, as Collateral Agent (in such capacity, together with its permitted successors and assigns, the “Collateral Agent”), and ABLECO FINANCE LLC, as Term Loan B Agent (in such capacity, together with its permitted successors and assigns, the “Term Loan B Agent” and together with the Administrative Agent and the Collateral Agent, each an “Agent” and collectively, the “Agents”), hereby (i) acknowledges and consents to the Second Amendment dated the date hereof (the “Amendment”, all terms defined therein being used herein as defined therein) to the Credit Agreement; (ii) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Loan Documents to “the Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by the Amendment; and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent, for the benefit of the Secured Parties, or to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in or lien on, any collateral as security for the obligations of any Guarantor from time to time existing in respect of the Loan Documents, such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for, in addition to the other obligations secured thereby, all obligations of such Guarantors outstanding upon the taking effect of the Amendment.

Dated: as of December 31, 2006

POPE & TALBOT SPEARFISH LIMITED PARTNERSHIP

By:	POPE & TALBOT LTD.,
as General Partner

By:
Name:	DeeAnn Lindsley
Title:	Assistant Secretary

PENN TIMBER, INC.

By:
Name:	DeeAnn Lindsley
Title:	Assistant Secretary

POPE & TALBOT RELOCATION SERVICES, INC.

By:
Name:	John Shepherd
Title	: Assistant Secretary

P&T POWER COMPANY

By:
Name:	DeeAnn Lindsley
Title:	Assistant Secretary

POPE & TALBOT PULP SALES U.S., INC.

By:
Name:	John Shepherd
Title:	Assistant Secretary

POPE & TALBOT LUMBER SALES, INC.

By:
Name:	John Shepherd
Title:	Assistant Secretary

MACKENZIE PULP LAND LTD.

By:
Name:	DeeAnn Lindsley
Title:	Assistant Secretary

P&T LFP INVESTMENT LIMITED PARTNERSHIP

By:	P&T FUNDING LTD.,
as General Partner

By:
Name:	John Shepherd
Title:	Assistant Secretary

P&T FUNDING LTD.

By:
Name:	John Shepherd
Title:	Assistant Secretary

P&T FINANCE ONE LIMITED PARTNERSHIP

By:	PENN TIMBER, INC.,
as General Partner

By:
Name:	DeeAnn Lindsley
Title:	Assistant Secretary

P&T FINANCE TWO LIMITED PARTNERSHIP

By:	PENN TIMBER, INC.,
as General Partner

By:
Name:	DeeAnn Lindsley
Title:	Assistant Secretary

P&T FACTORING LIMITED PARTNERSHIP

By:	POPE & TALBOT PULP SALES U.S., INC.,
as Managing General Partner

By:
Name:	John Shepherd
Title:	Assistant Secretary

P&T FINANCE THREE LLC

By:	POPE & TALBOT LTD.,
as Manager

By:
Name:	DeeAnn Lindsley
Title:	Assistant Secretary

EXHIBIT B

SCHEDULE 7.1

Financial Covenants

1. Consolidated EBITDA. Permit Consolidated EBITDA of the Parent and its Subsidiaries for:

a) the four consecutive fiscal quarters of the Parent ending June 30, 2006 and September 30, 2006, to be less than $0;

b) the four consecutive fiscal quarters ended on December 31, 2006 to be less than $25,000,000; and

c) the preceding four consecutive fiscal quarters calculated at the end of each fiscal quarter set forth in the table below, beginning with the end of FQ1 2007 of the Parent, to be less than the applicable amount set forth below:

Fiscal Quarter	Amount
FQ1 2007	$25,000,000
FQ2 2007	$30,000,000
FQ3 2007	$30,000,000
FQ4 2007	$45,000,000
FQ1 2008	$45,000,000
FQ2 2008	$52,500,000
FQ3 2008	$52,500,000
FQ4 2008	$60,000,000
FQ1 2009	$60,000,000
FQ2 2009	$65,000,000
FQ3 2009	$65,000,000
FQ4 2009	$70,000,000
FQ1 2010	$70,000,000
FQ2 2010	$70,000,000
FQ3 2010	$70,000,000
FQ4 2010	$70,000,000
FQ1 2011	$70,000,000
FQ2 2011	$70,000,000
FQ3 2011	$70,000,000
FQ4 2011	$70,000,000
FQ1 2012	$70,000,000
FQ2 2012	$70,000,000

2. Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio for the preceding four consecutive fiscal quarters calculated at the end of each fiscal quarter of the Parent and its Subsidiaries ending on or after March 31, 2009 to be greater than 2.75 to 1.00.